                                                                    Exhibit 23.2

              Consent of Independent Certified Public Accountants
              ---------------------------------------------------


The Board of Directors of
Magainin Pharmaceuticals Inc.:

We consent to the use of our report incorporated herein by reference and to the reference to our firm under the heading "Experts" in the prospectus.


/s/ KPMG LLP

Princeton, New Jersey
August 23, 2000